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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-133949 of our report dated August 20, 2004, except for the effects on the 2003 financial statements related to the restatement discussed in Note 2, as to which the date is August 15, 2005, and except for the segment information discussed in Note 21 and the earnings per share information discussed in Note 22, as to which the date is May 9, 2006, and except for the effects of the stock split discussed in Note 24, as to which the date is August 28, 2006, relating to the financial statements and financial statement schedules, of ACA Capital Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
October 3, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM